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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements Nos. 033-75934, 333-04280, 333-08047, 333-75339 and 333-43802 on Form S-8 and
Registration Statement Nos. 333-05939, 333-37921, 333-87157 and 333-94859 on
Form S-3 of SatCon Technology Corporation of our report on the financial statements of Beacon Power Corporation dated March 9, 2001, appearing in this Amendment No. 3 to the Annual Report on Form 10-K of SatCon Technology Corporation for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 23, 2001